                       A D M I S S I O N   T I C K E T

Annual Meeting of Shareowners
Friday, April 29, 1994
Masonic Auditorium                                      M A P   H E R E
1111 California Street
San Francisco, California

Doors Open at 9:30 a.m.
Meeting Begins at 10:00 a.m.

                           Detach Proxy Card Here
............................................................................

                                                             PACIFIC*TELESIS
                                                             Group

PROXY/VOTING INSTRUCTION CARD



     This proxy is solicited on behalf of the Board of Directors for the
                      Annual Meeting on April 29, 1994.

The undersigned hereby appoints Philip J. Quigley, William E. Downing and Richard W. Odgers, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Pacific Telesis Group represented hereby and held of record by the undersigned on February 28, 1994, at the Annual Meeting of Shareowners to be held at the Masonic Auditorium, 1111 California Street, San Francisco, California, on April 29, 1994, at 10:00 a.m., or any adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. This proxy also provides voting instructions for shares held in the Shareowner Dividend Reinvestment and Stock Purchase Plan and, if registrations are identical, shares held in the various employee savings and benefit plans described in the proxy statement. IF THIS PROXY IS SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS A, B AND C AND "AGAINST" ITEMS D, E AND F SHOWN ON THE REVERSE OF THIS CARD, AND IN ACCORDANCE WITH THE DETERMINATION OF THE NAMED PROXIES, AND ANY OF THEM, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. (If you have made any comments on this side of the card, please mark the comments box on the reverse of this card.)

                       P.O. Box 9018
                       Boston, MA 02205-8650

  YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND DATE ON THE REVERSE AND PROMPTLY
      RETURN C/O BANK OF BOSTON, P.O. BOX 9018, BOSTON, MA 02205-8650.

                                                             PACIFIC*TELESIS
                                                             Group

March 19, 1994



Dear Shareowner:


It is a pleasure to invite you to Pacific Telesis Group's 1994 Annual Meeting of Shareowners, our tenth Annual Meeting. The meeting will be held on April 29, 1994, at the Masonic Auditorium, 1111 California Street, San Francisco, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Corporation. An Assistive Listening System will be available and an American Sign Language interpreter will be present at the meeting to assist shareowners with impaired hearing. The meeting location is also accessible to wheelchairs. A limited number of parking spaces, on a first come, first served basis, will be available in the garage adjacent to the auditorium. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareowner of Pacific Telesis Group. PLEASE VOTE YOUR PREFERENCES ON THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

I look forward to seeing you at the meeting, and on behalf of the management and directors of Pacific Telesis Group, I want to thank you for your continued support and confidence in 1994.


Sincerely,




Philip J. Quigley
Chairman of the Board - Designate




                         Admission Ticket on Reverse
                           Detach Proxy Card Here
............................................................................

                          X    Please mark votes as in this example.
                       -------

                       Director Nominees are:

                       H.  E.   Gallegos,  P.  J.  Quigley,   T.  Rembe  and
                       S. D. Ritchey

                       ----------------------------------------------------
                                Directors recommend a vote "For"
                       ----------------------------------------------------

                                                FOR    WITHHOLD
                         A.  Election of
                             All Directors
                                              -------  ---------
                             FOR ALL
                             EXCEPT:          -----------------------------

                             ----------------------------------------------

                                                FOR    AGAINST    ABSTAIN
                         B.  Ratification
                             of Auditors
                                              -------  --------  ----------


                                                FOR    AGAINST    ABSTAIN
                         C.  Approval
                             of Stock
                             Incentive Plan
                                              -------  --------  ----------

                       ----------------------------------------------------
                                Directors recommend a vote "Against"
                       ----------------------------------------------------

                                                FOR    AGAINST    ABSTAIN
                         D.  Eliminate the
                             Staggered Board
                                              -------  --------  ---------

                                                FOR    AGAINST    ABSTAIN
                         E.  Ceiling
                             on Executive
                             Salaries
                                              -------  --------  ---------


                                                FOR    AGAINST    ABSTAIN
                         F.  Link CEO
                             Compensation
                             to Corporate
                             Performance

                                              -------  --------  ----------


                             Comments:
                                      -------------------------------------


                                   Will attend meeting         ------


                                   Please note comments        ------

                                   Stop mailing more than
                                   one summary annual
                                   report to this address      ------


                                   Please keep my
                                   vote confidential           ------

                PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.


                SIGN HERE AS
                NAME(S) APPEARS AT LEFT

                x _____________________________  Date ________________

                x _____________________________  Date ________________